Secretary of the State of Connecticut

Denise W. Merrill

I, the Connecticut Secretary of the State, and keeper of the seal thereof, do hereby certify the annexed copy is a true copy of the record indicated below as filed in this office.

Certified Copy Details

Business Name	SALISBURY BANCORP, INC.
Filing Type	Certificate of Incorporation
Number of Pages	18
Filing Date & Time	4/22/1998

In testimony whereof, I have hereunto set my hand and caused the Seal of the State of Connecticut to be affixed at the City of Hartford on June 09, 2022.

Denise W. Merrill
Secretary of the State

Certificate ID: CP-00026240
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CERTIFICATE OF INCORPORATION OF SALISBURY BANCORP, INC.

FIRST: Corporate Name. The name of the Corporation is Salisbury Bancorp, Inc. The principal office of the Corporation shall be located in the Town of Lakeville, County of Litchfield and State of Connecticut.

SECOND: Powers. The nature of the business to be transacted, and the purposes to be promoted, carried out or engaged in by the Corporation are the following activities:

(A) To acquire, invest in, or hold stock in any subsidiary permitted under the Bank Holding Company Act of 1956 or Sections 36a-180 et seq. of the Connecticut General Statutes, as such statutes may be amended from time to time, and to engage in any other enterprise or activity which may be lawfully conducted by a bank holding company under said statutes; and

(B) To engage generally in any business that may be conducted and carried on by a corporation organized under the Connecticut Business Corporation Act.

THIRD: Capital Stock. The amount of the capital stock of the Corporation hereby authorized is three million (3,000,000) shares of Common Stock, par value $.10 per share.

Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder. There shall be no cumulative voting rights in the election of directors. Each share of Common Stock shall have the same relative rights as and be identical in all respects with all other shares of Common Stock.

No shareholder of the Corporation shall by reason of his holding shares of capital stock of the Corporation have any preemptive or preferential rights to purchase or subscribe to any share of any class of stock of the Corporation, now or hereafter to be authorized, or to any notes, debentures, bonds or other securities (whether or not convertible into or carrying options or warrants to purchase shares of any class of capital stock) now or hereafter to be authorized, excepting only such preemptive or preferential rights, warrants or options as the Board of Directors in its discretion may grant from time to time; and the Board of Directors may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities (whether or not convertible into or carrying rights, options or warrants to purchase shares of any class of capital stock) without offering any such shares to the existing Shareholders of the Corporation.

FOURTH: Quorum. Unless otherwise provided in this Certificate of Incorporation or in the bylaws of the Corporation, to constitute a quorum for the transaction of business on any matter at a meeting of the shareholders, there must be present, in person or by proxy, a majority of the shares of voting stock of the Corporation entitled to vote thereon. The shareholders present at a duly held meeting at which a quorum is present may continue to transact business notwithstanding the withdrawal of enough shares to leave less than a quorum.

FIFTH: Directors; Bylaws. All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. In furtherance and not in limitation of that power,

the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time Bylaws of the Corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws made by the Board of Directors. Any shareholder action effecting an amendment or repeal of or an adoption of a provision inconsistent with the Corporation's Bylaws shall require (i) the affirmative vote of the holders of not less than sixty percent (60%) of the voting power of the issued and outstanding shares entitled to vote for the election of Directors, and (ii) if there is an Interested Shareholder (as defined in Article Sixth), the affirmative vote of not less than sixty percent (60%) of the voting power of the issued and outstanding shares entitled to vote for the election of Directors held by shareholders other than the Interested Shareholder.

The business, property and affairs of the Corporation shall be managed by and under the direction of its Board of Directors. The number of directors shall be not less than seven (7) and not more than twelve (12) as fixed from time to time by the Board of Directors pursuant to the Corporation's Bylaws.

The Board of Directors shall be divided into three classes, as nearly equal in number as possible. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following their year of election. Each director shall hold office until his successor shall have been duly elected and qualified. The election of directors need not be by ballot unless the Bylaws so provide. No decrease in the number of directors shall shorten the term of any incumbent director.

The names of those persons of each class to serve initially on the Board of Directors and the year of expiration of their respective initial terms (which should expire on the date of the annual meeting in the year shown below) shall be as follows:

Class One: 1999	John R. H. Blum
	Louise F. Brown
	Anna Whitbeck
Class Two: 2000	Gordon C. Johnson
	Holly J. Nelson
	John E. Rogers
	Walter C. Shannon, Jr.
Class Three: 2001	John F. Perotti
	Craig E. Toensing
	Michael A. Varet

The terms, classifications, qualifications, and election of the Board of Directors, and the method of filling vacancies thereon shall be as provided herein and in the Bylaws.

SIXTH: Business Combinations. The shareholder vote required to approve any Business Combination shall be as set forth in this Article Sixth. The term "Business Combination" is used as defined in Section B of this Article Sixth. All other capitalized terms used in this Article Sixth not otherwise defined in this Article Sixth or elsewhere in this Certificate of Incorporation are used as defined in Section D of this Article Sixth, provided however, that capitalized terms defined in this Article Sixth shall, for purposes of this Article Sixth, be used as defined herein.

A. Higher Vote for Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section C of this Article Sixth:

1. any merger or consolidation of the Corporation or any Subsidiary with (a) any Interested Shareholder or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder that was an Interested Shareholder prior to the transaction; or

2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition other than in the usual and regular course of business, in one transaction or a series of transactions in any twelve-month period to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries of any assets of the Corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors of the Corporation, an aggregate book value as of the end of the Corporation's most recent fiscal quarter of ten percent (10%) or more of the total Market Value of the outstanding shares of the Corporation or of its retained earnings as of the end of its most recent fiscal quarter; or

3. the issuance or transfer by the Corporation or any Subsidiary in one transaction or a series of transactions, of any equity securities of the Corporation or any Subsidiary having an aggregate Market Value of five percent (5%) or more of the total Market Value of the outstanding shares of the Common Stock of the Corporation to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries, except pursuant to the exercise of warrants, rights or options to subscribe to or purchase securities offered, issued or granted pro rata to all holders of the Voting Stock of the Corporation or any other method affording substantially proportionate treatment to the holders of Voting Stock; or

4. the adoption of any resolution for the liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries; or

5. any reclassification of securities, including any reverse stock split, or recapitalization of the Corporation, or any merger, consolidation or share exchange of the Corporation with any of its Subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by five percent (5%) or more of the total number of outstanding shares, the proportionate amount of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate; or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries; or

6. the receipt, directly or indirectly, by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, of any loans, advances, guarantees, pledges or other financial assistance, or any tax credits or other tax advantage, provided by or through the Corporation or any of its Subsidiaries, except proportionately as a Shareholder of the Corporation; shall first be approved by the Board of Directors and then be approved by the affirmative vote of (i) the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of Voting Stock of the Corporation, and (ii) the holders of at least two-thirds (2/3) of the voting power of the then outstanding shares of Voting Stock, exclusive of any shares of Voting Stock held by or on behalf of such Interested Shareholder or any Affiliate or Associate of such Interested Shareholder. Such affirmative votes shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in any agreement with any national securities exchange, or otherwise.

B. Definition of "Business Combination". The term "Business Combination" as used in this Article Sixth shall mean any transaction which is referred to in any one or more of paragraphs 1 through 6 of Section A of this Article Sixth.

C. When Higher Vote is Not Required. The provisions of Section A of this Article Sixth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, or otherwise, if in the case of any Business Combination defined in paragraph 1 of Section A of this Article Sixth the conditions specified in either of the following paragraphs 1 or 2 are met, or in the case of any other Business Combination the condition specified in the following paragraph 1 is met:

1. Approval by Board of Directors. If such Business Combination involves transactions with a particular Interested Shareholder or its existing or future Affiliates, or Associates, such Business Combination shall have been approved by a resolution of the Board of Directors at any time prior to the time that the Interested Shareholder first became an Interested Shareholder.

2. Price and Procedure Requirements. All of the following conditions shall have been met:

(a) The aggregate amount of the cash and the Market Value as of the Valuation Date of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the highest of the following (it being intended that the requirements of this paragraph (a) shall be required to be met with respect to all shares of Common Stock outstanding, whether or not the Interested Shareholder has previously acquired any shares of the Common Stock):

(i) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

(ii) the Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher; or

(iii) the price per share equal to the Market Value per share of Common Stock determined pursuant to subsection (a)(ii) hereof, multiplied by the fraction of (1) the highest per share price, including any brokerage commission, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date, over (2) the Market Value per share of Common Stock on the first day in such two-year period on which the Interested Shareholder acquired any shares of Common Stock.

(b) The consideration to be received by holders of Common Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Stock. If the Interested Shareholder has paid for shares of Stock with varying forms of consideration, the form of consideration for such Stock shall be either cash or the form used to acquire the largest number of shares of such Stock previously acquired by it.

(c) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (i) there shall have been no reduction in the annual rate of dividends paid on the Common Stock; and there shall have been an increase in such annual rate of dividends as necessary to reflect any reclassification including any reverse stock split, recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock; and (ii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Stock except as part of the transaction which resulted in such Interested Shareholder becoming an Interested Shareholder or by virtue of proportionate stock splits or stock dividends.

The provisions of subdivision (c)(i) of this subsection do not apply if no Interested Shareholder and no Affiliate or Associate of any Interested Shareholder voted as a director of the Corporation in a manner inconsistent with such subdivision and the Interested Shareholder, within ten (10) days after any act or failure to act inconsistent with such subdivision, notifies the Board of Directors of the Corporation in writing that the Interested Shareholder disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

(d) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its Subsidiaries, whether in anticipation of or in connection with such Business Combination or otherwise.

(e) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder, or any subsequent provisions replacing such Act, rules or regulations, shall be mailed to the shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination, whether or not such proxy or registration statement is required to be mailed pursuant to such Act or subsequent provisions.

D. Definitions. For the purposes of this Article Sixth:

1. "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a specified person.

2. "Associate", when used to indicate a relationship with any person, means: (1) any domestic or foreign corporation or organization, other than the Corporation or a subsidiary of the Corporation, of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its Affiliates.

3. "Beneficial Owner", when used with respect to any Voting Stock, means a person:

(a) which, or any of its Affiliates or Associates of which, beneficially owns Voting Stock directly or indirectly; or

(b) which has (i) the right to acquire Voting Stock, whether such right is exercisable immediately or only after passage of time (or upon the occurrence of a special event), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (ii) the right to vote or direct the voting of Voting Stock pursuant to any agreement, arrangement or understanding; or (iii) the right to dispose of or to direct the disposition of Voting Stock pursuant to any agreement, arrangement or understanding; or

(c) which, or any of its Affiliates or Associates of which, has an agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of Voting Stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares of Voting Stock.

4. "Interested Shareholder" means any person, other than the Corporation or any Subsidiary, who or which:

(a) is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

(b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the combined voting power of the then outstanding Voting Stock; or

(c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any person described in (1) or (2) above, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving one of the following: a public offering within the meaning of the Securities Act of 1933, a transfer of shares on the open market, or a transfer of shares made with the approval of the Connecticut Banking Commissioner.

5. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 4 of this Section D, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph 3 of this Section D, but shall not include any other shares of Voting Stock which may be issuable to persons other than the person in question pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

6. "Market Value" as of any date means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the composite tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the composite tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid or last sale quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Board of Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Board of Directors in good faith.

7. A "Person" means any natural person, company, partnership, trust, unincorporated organization or other entity, and any two or more of the foregoing acting together or in concert.

8. "Subsidiary" means any corporation of which Voting Stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Corporation.

9. "Valuation Date" means: (a) for a Business Combination voted on by shareholders, the later of the day prior to the date of the shareholders' vote or the date twenty (20) days prior to the consummation of the Business Combination; and (b) for a Business Combination not voted upon by the shareholders, the date of the consummation of the Business Combination.

10. "Voting Stock" means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

11. In the event of any Business Combination in which the Corporation is the surviving corporation, the phrase "consideration other than cash to be received" as used in paragraph B(i) and B(ii) of Section 3 of this Article Sixth shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

E. Powers of the Board of Directors. A majority of the Board of Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Sixth, including without limitation (1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person; (3) whether a person is an Affiliate or Associate of another; and (4) whether the requirements of paragraph 2 of Section C have been met with respect to any Business Combination; and the good faith determination of a majority of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Sixth.

F. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article Sixth shall be construed to relieve the Board of Directors or any Interested Shareholder from any fiduciary obligation imposed by law.

SEVENTH: Special Meeting of Shareholders. Special meetings of Shareholders may be called at any time but only by the Chairman, the President or a majority of the Board of Directors of the Corporation, unless otherwise required by law.

EIGHTH: Vacancies on the Board. Vacancies created by an increase in the number of directorships shall be filled for the unexpired term by action of the Board of Directors. Vacancies occurring by reason other than by an increase in the number of directorships shall be filled for the unexpired term by a concurring vote of a majority of the Directors remaining in office even though the number of Directors at the meeting may be less than a quorum and even though such majority may be less than a quorum. Any Director elected in accordance with the preceding sentence shall hold office until the next meeting at which Directors are elected and until such Director's successor shall have been elected and qualified or until there is a decrease in the number of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

NINTH: Director Liability. The personal liability to the Corporation or its shareholders of a person who is or was a director of the Corporation for monetary damages for breach of duty as a director shall be limited to the amount of the compensation received by the director for serving the Corporation during the year of the violation if such breach did not (1) involve a knowing and culpable violation of law by the director, (2) enable the director or an associate, as defined in Section 33-840 or any similar successor provision of the Connecticut General Statutes, to receive an improper personal economic gain, (3) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (4) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (5) create liability under Section 33-757, as amended, or Section 36a-58 of the Connecticut General Statutes. This paragraph shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date hereof. Any

lawful repeal or modification of this paragraph or the adoption of any provision inconsistent herewith by the Board of Directors and the shareholders of the Corporation shall not, with respect to a person who is or was a director, adversely affect any limitation of liability, right or protection existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

TENTH: Removal of Directors. Any Director may be removed from office at any time for cause by the affirmative vote of at least two-thirds (2/3) of the Directors then in office.

ELEVENTH: Nominations for Director. Not less than twenty (20) days advance notice of nominations for the election of Directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the Bylaws.

TWELFTH: Action by Shareholders. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such shareholders.

THIRTEENTH: Any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Securityholder (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares entitled to vote generally in the election of directors (the "Voting Stock"), excluding Voting Stock beneficially owned by such Interested Securityholder, voting together as a single class (it being understood that for the purposes of this Article Thirteenth, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Third of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations).

For the purposes of this Article Thirteenth:

A. A "person" shall mean any individual, firm, corporation or other entity.

B. "Interested Securityholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation) who or which

(i) is the beneficial owner, directly or indirectly, of three percent (3%) or more of the class of securities to be acquired; or

(ii) its an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of three percent (3%) or more of the class of securities to be acquired; or

(iii) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933.

C. A "person" shall be a "beneficial owner" of any security of any class of the Corporation.

(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) any right to vote pursuant to any agreement, arrangement or understanding; or

(iii) which are beneficially owned, directly or indirectly, by any person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any security of any class of the Corporation.

D. For the purposes of determining whether a person is an Interested Securityholder pursuant to paragraph B of this Article Thirteenth, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of paragraph C of this Article Thirteenth, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect as of the date hereof.

F. "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect as of the date hereof.

FOURTEENTH: Approval for Certain Acquisitions and Offers to Acquire Voting Stock. No person, acting singly or together with any Affiliates, Associates or group of persons acting in concert with such person, shall acquire ten percent (10%) or more of the issued and outstanding stock of the Corporation entitled to vote for the election of directors ("Voting Stock") at any time, unless (a) such acquisition has been approved prior to its consummation by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding Voting Stock entitled to vote at a duly constituted meeting of shareholders called for such purpose, and (b) all federal and state regulatory approvals required under the Change in Bank Control Act of 1978 (the "Change in Control Act"), the Bank Holding Company Act of 1956 (the "Holding Company Act") and any similar Connecticut law (including but not limited to the Connecticut Bank Holding Company and Bank Acquisition Act) and in the manner provided by all applicable regulations of the Federal Deposit Insurance Corporation (the "FDIC"), the Federal Reserve Board (the "FRB") and the Connecticut Banking Commissioner have been obtained (or, as applicable, with regard to each such agency, any required filings have not been disapproved within the applicable time period). Notwithstanding any provision of this Certificate of Incorporation, nothing in this Certificate shall be construed to restrict any authority of the Connecticut Banking Commissioner to authorize an acquisition as provided in the Connecticut Bank Holding Company and Bank Acquisition Act. The Corporation shall be entitled to institute a private right of action to enforce such statutory and regulatory provisions.

Moreover, no person may make an offer to acquire ten percent (10%) or more of the then outstanding Voting Stock of the Corporation unless such person has notified the Board of Directors of the Corporation in writing of its intention to do so and the Board of Directors has not, within fifteen (15) days after receipt of such notice, disapproved such offer before the offer is made, and obtained prior approval of the acquisition by the FDIC or the FRB and the Banking Commissioner (or, as applicable, with regard to each such agency, any required filings with such regulatory agency have been made in a timely fashion and the action or proposed action set forth therein has not been disapproved within applicable time period).

All shares of Voting Stock owned by any person violating the foregoing provisions of this Article Fourteenth shall be considered from and after the date of the acquisition by such Person to be "excess shares" to the extent such shares exceed ten percent (10%) of the Voting Stock issued and outstanding. Such excess shares shall thereafter no longer be entitled to vote on any matter or to take other shareholder action or be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action, and the Board of Directors may cause such excess shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds from such sale.

The term "person" shall include any individual, group acting in concert, firm, corporation, partnership, association, joint stock company, trust, unincorporated organization thereof, syndicate, or other entity.

When any person, directly or indirectly, acquires beneficial ownership of more than ten percent (10%) of the then outstanding voting stock of the Corporation without the prior written approval of said Commissioner as required by this Article Fourteenth, any voting stock beneficially owned by said person in excess of said ten percent (10%) shall not be counted as shares of voting stock entitled to notice, to vote or to take any other shareholder action and shall not be voted by any person or be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action.

The term "group acting in concert" includes persons seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, trust, understanding, relationship, agreement, or other arrangement, whether written or otherwise.

The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tender of, a security or interest in a security for value.

FIFTEENTH: Considerations for Merger, Consolidation or Other Offers. The Board of Directors of the Corporation, when evaluating any tender or exchange offer for stock of the Corporation, offer or proposal to merge or consolidate the Corporation with another institution, or an offer or proposal to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation (1) the long-term as well as the short-term interests of the Corporation, (2) the interests of the shareholders, long-term as well as short-term, including the possibility that those interests may be best served by the continued independence of the Corporation, (3) the interests of the Corporation's employees, customers, creditors and suppliers, and (4) community and societal considerations including those of any community in which any office or other facility of the Corporation is located. A director may also in his discretion consider any other factors he reasonably considers appropriate in determining what he reasonably believes to be in the best interests of the Corporation. A person who performs his duties in accordance with this subsection shall be deemed to have no liability by reason of being or having been a director of the Corporation.

SIXTEENTH: Limitations on Certain Combination Transactions.

1. All capitalized terms used in this Article Sixteenth not otherwise defined elsewhere in this Certificate of Incorporation are used as defined in Section 4 of this Article Sixteenth, provided however, that capitalized terms defined in this Article Sixteenth and in Article Sixth or Article Thirteenth shall, for the purposes of this Article Sixteenth, be used as defined herein.

2. In addition to, and without regard to any restrictions or limitations on Business Combinations, as defined in Article Sixth, the Corporation shall not engage in any Combination Transaction with an Interested Stockholder for a period of five years following such Interested Stockholder's Stock Acquisition Date unless (i) such Combination Transaction or (ii) the purchase of Stock by such Interested Stockholder on such Interested Stockholder's Stock Acquisition Date, is approved, prior to such Interested Stockholder's Stock Acquisition Date, by a resolution of the Board of Directors and by a majority of the Corporation's Directors who are not employees of the Corporation, of which there must be at least two.

3. If a good faith proposal is made in writing to the Board of Directors regarding a proposed Combination Transaction, the Board of Directors shall respond, in writing, within forty-five days or such shorter period, if any, as may be required by the Exchange Act, setting forth its reasons for its decision regarding such proposal. If a good faith proposal to purchase Stock is made in writing to the Board of Directors, the Board of Directors shall be deemed to have disapproved such Stock purchase unless it responds affirmatively in writing within forty-five days or such shorter period, if any, as may be required by the Exchange Act.

4. A majority of the Board of Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Sixteenth, including without limitation: (a) whether a person is an Interested Shareholder; (b) the number of shares of Voting Stock beneficially owned by any person, and (c) whether a person is an Affiliate or Associate of another; and the good faith determination by a majority of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Sixteenth.

5. For the purposes of this Article Sixteenth:

A. "Affiliate" means a person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By, or is Under Common Control With, a specified person.

B. "Announcement Date", when used in reference to any Combination Transaction means the date of the first public announcement of the final, definitive proposal for such Combination Transaction.

C. "Associate", when used to indicate a relationship with any Person, means (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of Voting Stock, (ii) any trust or other estate in which such Person has at least a ten percent (10%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

D. "Beneficial Owner", when used with respect to any Voting Stock, means a Person:

(i) that, individually or with or through any of its Affiliates or Associates, beneficially owns such Stock, directly or indirectly;

(ii) that, individually or with or through any of its Affiliates or Associates, has (a) the right to acquire such Stock, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of a specified event, pursuant to any agreement, arrangement or understanding whether or not in writing, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, a Person shall not be deemed the Beneficial Owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered Stock is accepted for purchase or exchange; (b) the right to vote Stock pursuant to any

agreement, arrangement or understanding whether or not in writing; provided, a Person shall not be deemed the Beneficial Owner of any Stock under this subparagraph if the agreement, arrangement or understanding to vote such Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Exchange Act and is not then reportable on Schedule 13D under the Exchange Act or any comparable or successor report; or (c) the right to dispose of such Stock pursuant to any agreement, arrangement or understanding whether or not in writing; or

(iii) that, individually or with or through any of its Affiliates or Associates, has any agreement, arrangement or understanding whether or not in writing for the purpose of acquiring, except pursuant to a tender or exchange offer until such tendered Stock is accepted for purchase or exchange described in subparagraph (ii)(a) of this subdivision, holding, voting, except voting pursuant to a revocable proxy or consent as described in subparagraph (ii)(b) of this subdivision, or disposing of such Stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such Stock.

E. "Combination Transaction", when used in reference to the Corporation and any Interested Stockholder, means:

(i) any merger or consolidation of the Corporation or any Subsidiary with or into (a) such Interested Stockholder or (b) any other corporation whether or not itself an Interested Stockholder which is, or after such merger or consolidation would be, an Affiliate or Associate of such Interested Stockholder;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder of assets of the Corporation or any subsidiary (a) having an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the assets, determined on a consolidated basis, of the Corporation, (b) having an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the outstanding Stock of the Corporation, or (c) presenting ten percent (10%) or more of the earning power or net income, determined on a consolidated basis, of the Corporation, except pursuant to a dividend or distribution paid or made pro rata to the holders of all of the Corporation's Common Stock and to all holders of the Preferred Stock, if any, entitled to participate with the holders of the common stock in the receipt of such dividend or distribution;

(iii) the issuance or transfer by the Corporation or any Subsidiary in one transaction or a series of transactions of any Stock of the Corporation or any Subsidiary which has an aggregate market value equal to five percent (5%) or more of the aggregate market value of all the outstanding Stock of the Corporation to such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder, except (a) pursuant to a dividend or distribution paid or made pro rata to the holders of the Common Stock

of the Corporation and to all holders of the Preferred Stock, if any, of the Corporation entitled to participate with the holders of Common Stock in the receipt of such dividend or distribution, or (b) pursuant to the exercise of warrants or rights to purchase Stock or pursuant to the conversion of convertible securities;

(iv) the adoption of any plan or proposal for the complete or partial liquidation or dissolution of the Corporation or any Subsidiary, or declarations or payments of dividends and distributions to the holders of the Stock of the Corporation in any twelve-month period having an aggregate market value of more than five percent (5%) of the aggregate market value of all assets, determined on the consolidated basis, of the Corporation as of the beginning of such twelve-month period, which plan or proposal is, or declarations or payments are, proposed by, or pursuant to any agreement, arrangement or understanding whether or not in writing with, such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder, at any time following such Interested Stockholder's Stock Acquisition Date;

(v) any reclassification of securities including, without limitation, any Stock split, Stock dividend or other distribution of Stock in respect of Stock or any reverse stock split, or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any subsidiary, or any other transaction whether or not with or into or otherwise involving such Interested Stockholder, which reclassification, merger, consolidation or other transaction (a) has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of Voting Stock or securities convertible into Voting Stock of the corporation or any Subsidiary which is directly or indirectly owned by such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder except as a result of immaterial changes due to fractional share adjustments, and (b) is proposed by, or pursuant to any agreement, arrangement or understanding whether or not in writing with, such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder at any time following such Interested Stockholder's Stock Acquisition Date; or

(vi) any receipt by such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder of the benefit, directly or indirectly, except proportionately as a shareholder of the Corporation, of any loans, advances, guarantees, pledges of other financial assistance or any tax credits or other tax advantages provided by or through the Corporation or any Subsidiary; provided, for purposes of subparagraphs (i), (ii) and (iii) of this subdivision, another corporation, which has entered into a definitive agreement or an agreement in principle or has an arrangement or understanding, whether formal or informal, in writing or not, with the Corporation or any Subsidiary providing for any of the transactions contemplated in subparagraphs (i), (ii) and (iii) of this subdivision between the Corporation or any Subsidiary and the other corporation or any subsidiary of the other corporation shall not be deemed to be an Associate of such Interested Stockholder solely by reason of the fact that, after the date of such definitive agreement or agreement in principle or

arrangement or understanding or Announcement Date or disclosure of such transaction, whichever is earlier, such Interested Stockholder becomes, or after such transaction would become, directly or indirectly the Beneficial Owner of ten percent (10%) or more of any class of Voting Stock of the other corporation.

F. "Control", including the terms "Controlling", "Controlled By" and "Under Common Control With", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. A Person's beneficial ownership of ten percent (10%) or more of the voting power of a corporation's outstanding Voting Stock shall create a presumption that such person has Control of such corporation. Notwithstanding the foregoing, a presumption of Control shall not apply where a person holds Voting Stock in good faith and not for the purpose of circumventing this Article Sixteenth, as an agent, bank, broker, nominee, custodian or trustee for one or more Beneficial Owners who do not individually or as a group have Control of such corporation.

G. "Exchange Act" means the Act of Congress known as the Securities Exchange Act of 1934, as the same has been or hereafter may be amended from time to time.

H. "Interested Stockholder" means any Person, other than the Corporation or any Subsidiary that: (i) is the Beneficial Owner, directly or indirectly of ten percent (10%) or more of the voting power of the outstanding Voting Stock of the Corporation or (ii) is an Affiliate or Associate of the Corporation and at any time within the five-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock of the Corporation; provided, for the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock of the Corporation deemed to be outstanding shall include shares deemed to be beneficially owned by the Person but shall not include any other unissued shares of Voting Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, and provided further, that a Person shall not be an Interested Stockholder if such Person (a) inadvertently met the criteria set forth in (i) or (ii) above, and such Person (b) as soon as practicable, divests itself of a sufficient amount of Voting Stock of the Corporation so that such Person is no longer the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the outstanding Voting Stock of the Corporation, and (c) would not at any time within the five-year period preceding the Announcement Date with respect to such Combination Transaction have been an Interested Stockholder but for such inadvertent acquisition.

I. "Person" means a natural person, company, partnership, foreign or domestic corporation, trust, unincorporated organization, government or any other entity or political subdivision, agency or instrumentality of a government. The term also includes two or more of the foregoing acting as a partnership, limited partnership, syndicate, joint venture or other formal or informal group for the purpose of acquiring, holding, voting or disposing of securities of an issuer.

J. "Stock" means:

(i) any stock or similar security, any certificate of interest, any participation in any profit-sharing agreement, any voting trust certificate, or any certificate of deposit for stock; and

(ii) any security convertible, with or without consideration into stock, or any warrant, call or other option or privilege of buying Stock without being bound to do so, or any other security carrying any right to acquire, subscribe to or purchase stock.

K. "Stock Acquisition Date", with respect to any Person, means the date such Person first becomes an Interested Stockholder of the Corporation.

L. "Subsidiary" of the Corporation means any other corporation of which Voting Stock having a majority of the voting power of the outstanding Voting Stock of such other corporation, is owned, directly or indirectly, by the Corporation.

M. "Voting Stock" means shares of capital stock of the Corporation entitled to vote generally in the election of directors.

SEVENTEENTH: The Corporation shall, to the fullest extent permitted or required by Section 33-770 to 33-778 of the Connecticut Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

EIGHTEENTH: Certain Amendments. Notwithstanding the provisions of Article Nineteenth, the provisions set forth in this Article Eighteenth and in Articles Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth and Sixteenth herein may not be repealed or amended in any respect and no article imposing cumulative voting in the election of Directors may be added, nor may any other provision be amended, adopted or repealed which would have the effect of modifying or permitting circumvention of such provisions or which would be inconsistent with such provisions, unless such action is approved by, in addition to any vote specified by law or the Bylaws or this Certificate of Incorporation (i) the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of the issued and outstanding shares of the Corporation entitled to vote for the election of directors, and (ii) if there is an Interested Shareholder (as defined in Article Sixth) an Interested Securityholder (as defined in Article Thirteenth) or an Interested Stockholder (as defined in Article Sixteenth), the affirmative vote of not less than sixty percent (60%) of the voting power of the issued and outstanding shares of the

Corporation entitled to vote for the election of Directors held by shareholders other than the Interested Shareholder, Interested Securityholder, or Interested Stockholder, or two or more of the foregoing, as applicable.

NINETEENTH: Amendments. Subject to the provisions of Article Eighteenth, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon shareholders herein are granted subject to this reservation.

TWENTIETH: Registered Agent. The registered agent for the Corporation shall be John F. Perotti, having a business address of Salisbury Bank and Trust Company, Main and Bissell Streets P.O. Box 1868, Lakeville, CT 06039-1868 and having a residence of 131 Sharon Mountain Road, Sharon, Connecticut 06069.

The undersigned incorporator hereby declares, under the penalties of false statement, that the statements made in the foregoing Certificate are true.

Dated at Lakeville, Connecticut, this 17th day of April, 1998.

SALISBURY BANCORP, INC.

By: ____________________
John F. Perotti
President and Chief Executive Officer

Address(es)
Main + Bissell Streets
P.O Box 1868, Lakeville, CT 06039-1868 + 131 Sharon Mountain Road
Sharon, CT 06069

I, JOHN F. PEROTTI, hereby consent to my appointment as the registered agent of the Corporation and agree serve as such until duly removed or replaced.

By: ____________________
John F. Perotti
Registered Agent

Secretary of the State of Connecticut

Denise W. Merrill

I, the Connecticut Secretary of the State, and keeper of the seal thereof, do hereby certify the annexed copy is a true copy of the record indicated below as filed in this office.

Certified Copy Details

Business Name	SALISBURY BANCORP, INC.
Filing Type	Certificate of Merger
Number of Pages	2
Filing Date & Time	9/10/2004


SIGILLUM REIPUBLICÆ CONNECTICUTENSIS
QUI TRANSTULIT SUSTINET

In testimony whereof, I have hereunto set my hand and caused the Seal of the State of Connecticut to be affixed at the City of Hartford on June 09, 2022.

Denise W. Merrill
Secretary of the State

Certificate ID: CP-00026129
To verify this certificate, visit: https://service.ct.gov/business/s/verifycertificate
Or visit Business.CT.gov, all business services, certificate request, and verify certificate.

FILING #0002795101 PG 01 OF 02 VOL B-00691
FILED 09/10/2004 08:10 AM PAGE 02655
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

CERTIFICATE OF MERGER

OF

CANAAN NATIONAL BANCORP, INC.,
a Delaware corporation

WITH AND INTO

SALISBURY BANCORP, INC.,
a Connecticut corporation

1. The merging corporations are: (1) Canaan National Bancorp, Inc., a Delaware corporation; and (2) Salisbury Bancorp, Inc., a Connecticut corporation (collectively, the "Merging Institutions") pursuant to an Agreement and Plan of Merger by and between the Merging Institutions dated as of November 17, 2003.

2. Salisbury Bancorp, Inc. is the surviving corporation in the merger.

3. The merger shall be effective at the close of business on September 10, 2004.

4. The Agreement and Plan of Merger was not required to be approved by Shareholders of Salisbury Bancorp, Inc.

5. As to Canaan National Bancorp, Inc., the Agreement and Plan of Merger and the performance of its terms were duly authorized by the laws of Delaware and its Certificate of Incorporation. The merger was duly approved by the affirmative vote of the holders of the outstanding shares of each class of securities of Canaan National Bancorp, Inc. in the manner required by Delaware corporation law and the Certificate of Incorporation of Canaan National Bancorp, Inc. Of the 177,418 shares which were outstanding and entitled to vote, 148,634 were represented at the meeting and 146,005 shares voted "FOR" the Merger and 31,413 shares voted "AGAINST" the merger.

The foregoing statements are true to the best of my knowledge and belief this 10th day of September, 2004.

CANAAN NATIONAL BANCORP, INC.

By: [signature]
Gerald I. Baldwin
President and Chief Executive Officer

SALISBURY BANCORP, INC.

[signature]
John F. Perotti
President and Chief Executive Officer

FILING #0002795101 PG 02 OF 02 VOL B-00691
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SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

STATE OF CONNECTICUT)
) ss. LAKEVILLE
COUNTY OF LITCHFIELD)

On the 8th day of September, 2004 before me Emily Whitman the undersigned, personally appeared John F. Perotti, known personally to me to be the President and Chief Executive Officer of the above named Company, and as such officer, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the Company by himself as such officer.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

(Notarial Seal)

Emily A. Whitman
Notary Public

My Commission expires: 10/31/04

STATE OF CONNECTICUT)
) ss. Town of North Canaan
COUNTY OF LITCHFIELD)

On the 8th day of September, 2004 before me Emily Whitman the undersigned, personally appeared Gerald J. Baldwin, known personally to me to be the President and Chief Executive Officer of the above named Company, and as such officer, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the Company by himself as such officer.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

(Notarial Seal)

Emily A. Whitman
Notary Public

My Commission expires: 10/31/04

Secretary of the State of Connecticut

Denise W. Merrill

I, the Connecticut Secretary of the State, and keeper of the seal thereof, do hereby certify the annexed copy is a true copy of the record indicated below as filed in this office.

Certified Copy Details

Business Name	SALISBURY BANCORP, INC.
Filing Type	Amend Share
Number of Pages	4
Filing Date & Time	3/10/2009


SIGILLUM REIPUBLICÆ CONNECTICUTENSIS
QUI TRANSTULIT SUSTINET

In testimony whereof, I have hereunto set my hand and caused the Seal of the State of Connecticut to be affixed at the City of Hartford on June 10, 2022.

Denise W. Merrill
Secretary of the State

Certificate ID: CP-00026127
To verify this certificate, visit: https://service.ct.gov/business/s/verifycertificate
Or visit Business.CT.gov, all business services, certificate request, and verify certificate.

CERTIFICATE OF AMENDMENT
STOCK CORPORATION

Office of the Secretary of the State

MAILING ADDRESS:
Commercial Recording Division
Connecticut Secretary of the State
P.O. Box 150470
Hartford, CT 06115-0470
860-509-6003

DELIVERY ADDRESS:
Commercial Recording Division
Connecticut Secretary of the State
30 Trinity Street
Hartford, CT 06106

FILING #0003881801 PG 01 OF 04 VOL B-01259
FILED 03/10/2009 01:19 PM PAGE 02291
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

Space For Office Use Only **Filing Fee $**

1. NAME OF CORPORATION

Salisbury Bancorp, Inc.

2. THE CERTIFICATE OF INCORPORATION IS (check A, B or C)

__X__ **A. AMENDED**

_____ **B. RESTATED**

_____ **C. AMENDED AND RESTATED**

The restated certificate consolidates all amendments into a single document.

3. TEXT OF EACH AMENDMENT / RESTATEMENT

Amendment of Article Third to create a class of Preferred Stock. See attached Article Third.

(Please reference an 8 1/2 X 11 attachment if additional space is needed)

Space For Offi

FILING #0003881801 PG 02 OF 04 VOL B-01259
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SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

4. VOTE INFORMATION (check A, B or C)

_X_ **A. The amendment was approved by shareholders in the manner required by sections 33-600 to 33-998 of the Connecticut General Statutes, and by the Certificate of Incorporation.**

____ **B. The amendment was approved by the incorporators. No shareholder approval was required.**

____ **C. The amendment was approved by the board of directors. No shareholder approval was required.**

5. EXECUTION

Dated this 10th day of March, 2009.

John F. Perotti	Chairman and Chief Executive Officer	*[signature]*
Print or type name of signatory	**Capacity of signatory**	**Signature**

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SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

Article THIRD shall be amended and restated in its entirety as follows:

THIRD: Capital Stock. The amount of the capital stock of the Corporation hereby authorized is three million (3,000,000) shares of Common Stock, par value $0.10 per share and twenty-five thousand (25,000) shares of Preferred Stock, par value $0.01 per share.

A. Common Stock.

Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder. There shall be no cumulative voting rights in the election of directors. Each share of Common Stock shall have the same relative rights as and be identical in all respects with all other shares of Common Stock. The voting, dividend and liquidation rights of the Common stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be determined by the Board of Directors before the issuance of any series of Preferred Stock.

B. Preferred Stock.

(1) General. Preferred Stock may be issued from time to time in one or more series, each to have such terms as are set forth herein and in the resolutions of the Board of Directors authorizing the issue of such series. Any shares of Preferred Stock which may be redeemed, purchased or otherwise acquired by the Bank may be reissued. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided.

(2) Authority of Board of Directors. The Board of Directors may from time to time issue the Preferred Stock in one or more series. The Board of Directors may, in connection with the creation of any such series, determine the preferences, limitations and relative rights of each such series before the issuance of such series. Without limiting the foregoing, the Board of Directors may fix the voting powers, dividend rights, conversion rights, redemption privileges and liquidation preferences, all as the Board of Directors deems appropriate, to the full extent now or hereafter permitted by the Connecticut Business Corporation Act.

The resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation and the Connecticut Business Corporation Act.

C. No shareholder of the Corporation shall by reason of his holding shares of capital stock of the Corporation have any preemptive or preferential rights to purchase or subscribe to any share of any class of stock of the Corporation, now or hereafter to be authorized, or to any notes, debentures, bonds or other securities (whether or not convertible into or carrying options or warrants to purchase shares of any class of capital stock) now or hereafter to be authorized, excepting only such preemptive or preferential rights, warrants or options as the Board of Directors in its discretion may grant from time to time; and the Board of Directors may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities (whether or not convertible into or carrying rights, options or warrants to purchase shares of any class of capital stock) without offering any such shares to the existing Shareholders of the Corporation.

Secretary of the State of Connecticut

Denise W. Merrill

I, the Connecticut Secretary of the State, and keeper of the seal thereof, do hereby certify the annexed copy is a true copy of the record indicated below as filed in this office.

Certified Copy Details

Business Name	SALISBURY BANCORP, INC.
Filing Type	Amend
Number of Pages	14
Filing Date & Time	3/10/2009

In testimony whereof, I have hereunto set my hand and caused the Seal of the State of Connecticut to be affixed at the City of Hartford on June 09, 2022.

Denise W. Merrill
Secretary of the State

Certificate ID: CP-00026128

To verify this certificate, visit: https://service.ct.gov/business/s/verifycertificate

Or visit Business.CT.gov, all business services, certificate request, and verify certificate.

CERTIFICATE OF AMENDMENT
STOCK CORPORATION

Office of the Secretary of the State

MAILING ADDRESS:
Commercial Recording Division
Connecticut Secretary of the State
P.O. Box 150470
Hartford, CT 06115-0470
860-509-6003

DELIVERY ADDRESS:
Commercial Recording Division
Connecticut Secretary of the State
30 Trinity Street

FILING #0003881906 PG 01 OF 14 VOL B-01259
FILED 03/10/2009 02:13 PM PAGE 02466
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

Space For Office Use Only **Filing Fee**

1. NAME OF CORPORATION

Salisbury Bancorp, Inc.

2. THE CERTIFICATE OF INCORPORATION IS (check A, B or C)

X A. AMENDED

_____ B. RESTATED

_____ C. AMENDED AND RESTATED

The restated certificate consolidates all amendments into a single document.

3. TEXT OF EACH AMENDMENT / RESTATEMENT

Amendment of Article Third to create the Fixed Rate Cumulative Perpetual Preferred Stock, Series A. See attached Certificate of Amendment.

(Please reference an 8 1/2 X 11 attachment if additional space is needed)

Space For Office Use Only

FILING #0003881906 PG 02 OF 14 VOL B-01259
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SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

4. VOTE INFORMATION (check A, B or C)

____ **A. The amendment was approved by shareholders in the manner required by sections 33-600 to 33-998 of the Connecticut General Statutes, and by the Certificate of Incorporation.**

____ **B. The amendment was approved by the incorporators. No shareholder approval was required.**

X **C. The amendment was approved by the board of directors. No shareholder approval was required.**

5. EXECUTION

Dated this 10th day of March, 2009.

John F. Perotti	Chairman and Chief Executive Officer	[signature]
Print or type name of signatory	**Capacity of signatory**	**Signature**

Revised 1/2008

FILING #0003881906 PG 03 OF 14 VOL B-01259
FILED 03/10/2009 02:13 PM PAGE 02468
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

SALISBURY BANCORP, INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

The Board of Directors of the Corporation, in accordance with the Certificate of Incorporation and bylaws of the Corporation and applicable law, adopted the following resolution on March 10, 2009 creating a series of Eight Thousand, Eight Hundred Sixteen (8,816) shares of Preferred Stock of the Corporation designated as "Fixed Rate Cumulative Perpetual Preferred Stock, Series A."

RESOLVED, that pursuant to the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the "Fixed Rate Cumulative Perpetual Preferred Stock, Series A" (the "Designated Preferred Stock"). The authorized number of shares of Designated Preferred Stock shall be Eight Thousand, Eight Hundred Sixteen (8,816).

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this resolution to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used in this resolution (including the Standard Provisions in Annex A hereto) as defined below:

(a) "Common Stock" means the common stock, par value $0.10 per share, of the Corporation.

(b) "Dividend Payment Date" means February 15, May 15, August 15 and November 15 of each year.

(c) "Junior Stock" means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred

Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d) "Liquidation Amount" means $1,000 per share of Designated Preferred Stock

(e) "Minimum Amount" means $2,204,000.

(f) "Parity Stock" means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(g) "Signing Date" means the Original Issue Date.

Part 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

ANNEX A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) "Applicable Dividend Rate" means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b) "Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c) "Business Combination" means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation's stockholders.

(d) "Business Day" means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e) "Bylaws" means the bylaws of the Corporation, as they may be amended from time to time.

(f) "Certificate of Designations" means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(g) "Charter" means the Corporation's certificate or articles of incorporation, articles of association, or similar organizational document.

(h) "Dividend Period" has the meaning set forth in Section 3(a).

(i) "Dividend Record Date" has the meaning set forth in Section 3(a).

(j) "Liquidation Preference" has the meaning set forth in Section 4(a).

(k) "Original Issue Date" means the date on which shares of Designated Preferred Stock are first issued.

(l) "Preferred Director" has the meaning set forth in Section 7(b).

(m) "Preferred Stock" means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(n) "Qualified Equity Offering" means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation's Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(o) "Share Dilution Amount" has the meaning set forth in Section 3(b).

(p) "Standard Provisions" mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(q) "Successor Preferred Stock" has the meaning set forth in Section 5(a).

(r) "Voting Parity Stock" means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (*i.e.*, no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20

calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a "Dividend Period", provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date"). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation

solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders' rights plan or any redemption or repurchase of rights pursuant to any stockholders' rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. "Share Dilution Amount" means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation's consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including

Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the "Liquidation Preference").

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the

approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the "Minimum Amount" as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the "Successor Preferred Stock") in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively

presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the "Preferred Directors" and each a "Preferred Director") to fill such newly created directorships at the Corporation's next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize

or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder's expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder's expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

Secretary of the State of Connecticut
Denise W. Merrill

I, the Connecticut Secretary of the State, and keeper of the seal thereof, do hereby certify the annexed copy is a true copy of the record indicated below as filed in this office.

Certified Copy Details

Business Name	SALISBURY BANCORP, INC.
Filing Type	Amend
Number of Pages	22
Filing Date & Time	8/23/2011


SIGILLUM REIPUBLICÆ CONNECTICUTENSIS
QUI TRANSTULIT SUSTINET

In testimony whereof, I have hereunto set my hand and caused the Seal of the State of Connecticut to be affixed at the City of Hartford on June 09, 2022.

Denise W. Merrill
Secretary of the State

Certificate ID: CP-00026126
To verify this certificate, visit: https://service.ct.gov/business/s/verifycertificate
Or visit Business.CT.gov, all business services, certificate request, and verify certificate.

SECRETARY OF THE STATE OF

MAILING ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT
DELIVERY ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT
PHONE: 860-509-6003 WEBSITE: www.concord-sots.c

FILING #0004433302 PG 01 OF 22 VOL B-01555
FILED 08/23/2011 11:00 AM PAGE 00448
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

USE INK. COMPLETE ALL SECTIONS. PRINT OR TYPE. ATTACH 81/2 X 11 SHEETS IF NECESSARY.

FILING PARTY *(CONFIRMATION WILL BE SENT TO THIS ADDRESS):*

NAME: Thomas A. Klee, Esq.
ADDRESS: Cranmore, FitzGerald & Meaney
49 Wethersfield Avenue
CITY: Hartford
STATE: CT ZIP: 06114

FILING FEE: $100

MAKE CHECKS PAYABLE TO "SECRETARY OF THE STATE"

1. NAME OF CORPORATION:

Salisbury Bancorp, Inc.

2. THE CERTIFICATE OF INCORPORATION IS (CHECK A, B OR C):

☒ **A. AMENDED**

☐ **B. RESTATED**

☐ **C. AMENDED AND RESTATED**

THE RESTATED CERTIFICATE CONSOLIDATES ALL AMENDMENTS INTO A SINGLE DOCUMENT.

3. TEXT OF EACH AMENDMENT / RESTATEMENT:

Amendment of Article Third to create Senior Non-Cumulative Perpetual Preferred Stock, Series B. See attached Certificate of Amendment.

FORM CAS-1-1.0
Rev. 7/2010

4. VOTE INFORMATION (CHECK A, B OR C):

☐ **A. THE AMENDMENT WAS APPROVED BY SHAREHOLDERS IN THE MANNER REQUIRED BY SECTIONS 33-600 TO 33-998 OF THE CONNECTICUT GENERAL STATUTES, AND BY THE CERTIFICATE OF INCORPORATION.**

☐ **B. THE AMENDMENT WAS APPROVED BY THE INCORPORATORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.**

☒ **C. THE AMENDMENT WAS APPROVED BY THE BOARD OF DIRECTORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.**

5. EXECUTION:

DATED THIS 19th **DAY OF** August **, 20**11

NAME OF SIGNATORY (print or type)	CAPACITY/TITLE OF SIGNATORY	SIGNATURE
Richard J. Cantele, Jr.	President and Chief Executive Officer	

FILING #0004433302 PG 02 OF 22 VOL B-01555
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SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

FORM CAS-1-1.0
Rev. 7/2010

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SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

SENIOR NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B

OF

SALISBURY BANCORP, INC.

Salisbury Bancorp, Inc., a corporation organized and existing under the laws of the State of Connecticut (the "Issuer"), in accordance with the provisions of Sections 33-795 through 33-803 of the Connecticut Business Corporation Act thereof, does hereby certify:

The Board of Directors of the Issuer (the "Board of Directors") or an applicable committee of the Board of Directors, in accordance with the Certificate of Incorporation and Bylaws of the Issuer and applicable law, adopted the following resolution on August 19, 2011 creating a series of Sixteen Thousand (16,000) shares of Preferred Stock of the Issuer designated as "Senior Non-Cumulative Perpetual Preferred Stock, Series B".

RESOLVED, that pursuant to the provisions of the Certificate of Incorporation and the Bylaws of the Issuer and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Issuer be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Issuer a series of preferred stock designated as the "Senior Non-Cumulative Perpetual Preferred Stock, Series B" (the "Designated Preferred Stock"). The authorized number of shares of Designated Preferred Stock shall be Sixteen Thousand (16,000).

Part 2. Standard Provisions. The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Amendment to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used in this Certificate of Amendment (including the Standard Provisions in Schedule A hereto) as defined below:

(a) "Common Stock" means the common stock, par value $0.10 per share, of the Issuer.

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SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

(b) "Definitive Agreement" means that certain Securities Purchase Agreement by and between Issuer and Treasury, dated as of the Signing Date.

(c) "Junior Stock" means the Common Stock, and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of the Issuer.

(d) "Liquidation Amount" means $1,000 per share of Designated Preferred Stock.

(e) "Minimum Amount" means (i) the amount equal to twenty-five percent (25%) of the aggregate Liquidation Amount of Designated Preferred Stock issued on the Original Issue Date or (ii) all of the outstanding Designated Preferred Stock, if the aggregate liquidation preference of the outstanding Designated Preferred Stock is less than the amount set forth in the preceding clause (i).

(f) "Parity Stock" means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Issuer's Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

(g) "Signing Date" means August 25, 2011.

(h) "Treasury" means the United States Department of the Treasury and any successor in interest thereto.

Part 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

Schedule A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designation. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer, as set forth below.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) "Acquiror," in any Holding Company Transaction, means the surviving or resulting entity or its ultimate parent in the case of a merger or consolidation or the transferee in the case of a sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole.

(b) "Affiliate" means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") when used with respect to any person, means the possession, directly or indirectly through one or more intermediaries, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c) "Applicable Dividend Rate" has the meaning set forth in Section 3(a).

(d) "Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(e) "Bank Holding Company" means a company registered as such with the Board of Governors of the Federal Reserve System pursuant to 12 U.S.C. §1842 and the regulations of the Board of Governors of the Federal Reserve System thereunder.

(f) "Baseline" means the "Initial Small Business Lending Baseline" set forth on the Initial Supplemental Report (as defined in the Definitive Agreement), subject to adjustment pursuant to Section 3(a).

(g) "Business Combination" means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer's stockholders.

(h) "Business Day" means any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the District of Columbia generally are authorized or required by law or other governmental actions to close.

(i) "Bylaws" means the bylaws of the Issuer, as they may be amended from time to time.

(j) "Call Report" has the meaning set forth in the Definitive Agreement.

(k) "Certificate of Designation" means the Certificate of Designation or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(l) "Charge-Offs" means the net amount of loans charged off by the Issuer or, if the Issuer is a Bank Holding Company or a Savings and Loan Holding Company, by the IDI Subsidiary(ies) during quarters that begin on or after the Signing Date, determined as follows:

> (i) if the Issuer or the applicable IDI Subsidiary is a bank, by subtracting (A) the aggregate dollar amount of recoveries reflected on line RIAD4605 of its Call Reports for such quarters from (B) the aggregate dollar amount of charge-offs reflected on line RIAD4635 of its Call Reports for such quarters (without duplication as a result of such dollar amounts being reported on a year-to-date basis); or
>
> (ii) if the Issuer or the applicable IDI Subsidiary is a thrift, by subtracting (A) the sum of the aggregate dollar amount of recoveries reflected on line VA140 of its Call Reports for such quarters and the aggregate dollar amount of adjustments reflected on line VA150 of its Call Reports for such quarters from (B) the aggregate dollar amount of charge-offs reflected on line VA160 of its Call Reports for such quarters.

(m) "Charter" means the Issuer's certificate or articles of incorporation, articles of association, or similar organizational document.

(n) "CPP Lending Incentive Fee" has the meaning set forth in Section 3(e).

(o) "Current Period" has the meaning set forth in Section 3(a)(i)(2).

(p) "Dividend Payment Date" means January 1, April 1, July 1, and October 1 of each year.

(q) "Dividend Period" means the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date; *provided, however*, the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date (the "Initial Dividend Period").

(r) "Dividend Record Date" has the meaning set forth in Section 3(b).

(s) "Dividend Reference Period" has the meaning set forth in Section 3(a)(i)(2).

(t) "GAAP" means generally accepted accounting principles in the United States.

(u) "Holding Company Preferred Stock" has the meaning set forth in Section 7(c)(v).

(v) "Holding Company Transaction" means the occurrence of (a) any transaction (including, without limitation, any acquisition, merger or consolidation) the result of which is that a "person" or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (i) becomes the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under that Act, of common equity of the Issuer representing more than 50% of the voting power of the outstanding Common Stock or (ii) is otherwise required to consolidate the Issuer for purposes of generally accepted accounting principles in the United States, or (b) any consolidation or merger of the Issuer or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole, to any Person other than one of the Issuer's subsidiaries; *provided* that, in the case of either clause (a) or (b), the Issuer or the Acquiror is or becomes a Bank Holding Company or Savings and Loan Holding Company.

(w) "IDI Subsidiary" means any Issuer Subsidiary that is an insured depository institution.

(x) "Increase in QSBL" means:

(i) with respect to the first (1st) Dividend Period, the difference obtained by subtracting (A) the Baseline from (B) QSBL set forth in the Initial Supplemental Report (as defined in the Definitive Agreement); and

(ii) with respect to each subsequent Dividend Period, the difference obtained by subtracting (A) the Baseline from (B) QSBL for the Dividend Reference Period for the Current Period.

(y) "Initial Dividend Period" has the meaning set forth in the definition of "Dividend Period".

(z) "Issuer Subsidiary" means any subsidiary of the Issuer.

(aa) "Liquidation Preference" has the meaning set forth in Section 4(a).

(bb) "Non-Qualifying Portion Percentage" means, with respect to any particular Dividend Period, the percentage obtained by subtracting the Qualifying Portion Percentage from one (1).

(cc) "Original Issue Date" means the date on which shares of Designated Preferred Stock are first issued.

(dd) "Percentage Change in QSBL" has the meaning set forth in Section 3(a)(ii).

(ee) "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(ff) "Preferred Director" has the meaning set forth in Section 7(c).

(gg) "Preferred Stock" means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(hh) "Previously Acquired Preferred Shares" has the meaning set forth in the Definitive Agreement.

(ii) "Private Capital" means, if the Issuer is Matching Private Investment Supported (as defined in the Definitive Agreement), the equity capital received by the Issuer or the applicable Affiliate of the Issuer from one or more non-governmental investors in accordance with Section 1.3(m) of the Definitive Agreement.

(jj) "Publicly-traded" means a company that (i) has a class of securities that is traded on a national securities exchange and (ii) is required to file periodic reports with either the Securities and Exchange Commission or its primary federal bank regulator.

(kk) "Qualified Small Business Lending" or "QSBL" means, with respect to any particular Dividend Period, the "Quarter-End Adjusted Qualified Small Business Lending" for such Dividend Period set forth in the applicable Supplemental Report.

(ll) "Qualifying Portion Percentage" means, with respect to any particular Dividend Period, the percentage obtained by dividing (i) the Increase in QSBL for such Dividend Period by (ii) the aggregate Liquidation Amount of then-outstanding Designated Preferred Stock.

(mm) "Savings and Loan Holding Company" means a company registered as such with the Office of Thrift Supervision pursuant to 12 U.S.C. §1467a(b) and the regulations of the Office of Thrift Supervision promulgated thereunder.

(nn) "Share Dilution Amount" means the increase in the number of diluted shares outstanding (determined in accordance with GAAP applied on a consistent basis, and as measured from the date of the Issuer's most recent consolidated financial statements prior to the Signing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

(oo) "Signing Date Tier 1 Capital Amount" means $39,687,062.

(pp) "Standard Provisions" mean these Standard Provisions that form a part of the Certificate of Designation relating to the Designated Preferred Stock.

(qq) "Supplemental Report" means a Supplemental Report delivered by the Issuer to Treasury pursuant to the Definitive Agreement.

(rr) "Tier 1 Dividend Threshold" means, as of any particular date, the result of the following formula:

$$((A + B - C) * 0.9) - D$$

where:

A = Signing Date Tier 1 Capital Amount;

B = the aggregate Liquidation Amount of the Designated Preferred Stock issued to Treasury;

C = the aggregate amount of Charge-Offs since the Signing Date; and

D = (i) beginning on the first day of the eleventh (11th) Dividend Period, the amount equal to ten percent (10%) of the aggregate Liquidation Amount of the Designated Preferred Stock issued to Treasury as of the Effective Date (without regard to any redemptions of Designated Preferred Stock that may have occurred thereafter) for every one percent (1%) of positive Percentage Change in Qualified Small Business Lending between the ninth (9th) Dividend Period and the Baseline; and

(ii) zero (0) at all other times.

(ss) "Voting Parity Stock" means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Section 7(d) of these Standard Provisions that form a part of the Certificate of Designation, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate.

(i) The "Applicable Dividend Rate" shall be determined as follows:

(1) With respect to the Initial Dividend Period, the Applicable Dividend Rate shall be 2.4510000%.

(2) With respect to each of the second (2nd) through the tenth (10th) Dividend Periods, inclusive (in each case, the "Current Period"), the Applicable Dividend Rate shall be:

(A) (x) the applicable rate set forth in column "A" of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the Dividend Period that was two Dividend Periods prior to the Current Period (the "Dividend Reference Period") and the Baseline, multiplied by (y) the Qualifying Portion Percentage; plus

(B) (x) five percent (5%) multiplied by (y) the Non-Qualifying Portion Percentage.

In each such case, the Applicable Dividend Rate shall be determined at the time the Issuer delivers a complete and accurate Supplemental Report to Treasury with respect to the Dividend Reference Period.

(3) With respect to the eleventh (11th) through the eighteenth (18th) Dividend Periods, inclusive, and that portion of the nineteenth (19th) Dividend Period prior to, but not including, the four and one half (4½) year anniversary of the Original Issue Date, the Applicable Dividend Rate shall be:

(A) (x) the applicable rate set forth in column "B" of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the ninth (9th) Dividend Period and the Baseline, multiplied by (y) the Qualifying Portion Percentage, calculated as of the last day of the ninth (9th) Dividend Period; plus

(B) (x) five percent (5%) multiplied by (y) the Non-Qualifying Portion Percentage, calculated as of the last day of the ninth (9th) Dividend Period.

In such case, the Applicable Dividend Rate shall be determined at the time the Issuer delivers a complete and accurate Supplemental Report to Treasury with respect to the ninth (9th) Dividend Period.

(4) With respect to (A) that portion of the nineteenth (19th) Dividend Period beginning on the four and one half (4½) year anniversary of the Original Issue Date and (B) all Dividend Periods thereafter, the Applicable Dividend Rate shall be nine percent (9%).

(5) Notwithstanding anything herein to the contrary, if the Issuer fails to submit a Supplemental Report that is due during any of the second (2nd) through tenth (10th)

Dividend Periods on or before the sixtieth (60th) day of such Dividend Period, the Issuer's QSBL for the Dividend Period that would have been covered by such Supplemental Report shall be zero (0) for purposes hereof.

(6) Notwithstanding anything herein to the contrary, but subject to Section 3(a)(i)(5) above, if the Issuer fails to submit the Supplemental Report that is due during the tenth (10th) Dividend Period, the Issuer's QSBL for the shall be zero (0) for purposes of calculating the Applicable Dividend Rate pursuant to Section 3(a)(i)(3) and (4). The Applicable Dividend Rate shall be re-determined effective as of the first day of the calendar quarter following the date such failure is remedied, provided it is remedied prior to the four and one half (4½) anniversary of the Original Issue Date.

(7) Notwithstanding anything herein to the contrary, if the Issuer fails to submit any of the certificates required by Sections 3.1(d)(ii) or 3.1(d)(iii) of the Definitive Agreement when and as required thereby, the Issuer's QSBL for the shall be zero (0) for purposes of calculating the Applicable Dividend Rate pursuant to Section 3(a)(i)(2) or (3) above until such failure is remedied.

(ii) The "Percentage Change in Qualified Lending" between any given Dividend Period and the Baseline shall be the result of the following formula, expressed as a percentage:

$$\left(\frac{(\text{QSBL for the Dividend Period} - \text{Baseline})}{\text{Baseline}} \right) \times 100$$

(iii) The following table shall be used for determining the Applicable Dividend Rate:

If the Percentage Change in Qualified Lending is:	*The Applicable Dividend Rate shall be:*	
	Column "A" *(each of the 2nd – 10th Dividend Periods)*	***Column "B"*** *(11th – 18th, and the first part of the 19th, Dividend Periods)*
0% or less	5%	7%
More than 0%, but less than 2.5%	5%	5%
2.5% or more, but less than 5%	4%	4%
5% or more, but less than 7.5%	3%	3%

7.5% or more, but less than 10%	2%	2%
10% or more	1%	1%

(iv) If the Issuer consummates a Business Combination, a purchase of loans or a purchase of participations in loans and the Designated Preferred Stock remains outstanding thereafter, then the Baseline shall thereafter be the "Quarter-End Adjusted Small Business Lending Baseline" set forth on the Quarterly Supplemental Report (as defined in the Definitive Agreement).

(b) Payment. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, non-cumulative cash dividends with respect to:

(i) each Dividend Period (other than the Initial Dividend Period) at a rate equal to one-fourth (¼) of the Applicable Dividend Rate with respect to each Dividend Period on the Liquidation Amount per share of Designated Preferred Stock, and no more, payable quarterly in arrears on each Dividend Payment Date; and

(ii) the Initial Dividend Period, on the first such Dividend Payment Date to occur at least twenty (20) calendar days after the Original Issue Date, an amount equal to (A) the Applicable Dividend Rate with respect to the Initial Dividend Period multiplied by (B) the number of days from the Original Issue Date to the last day of the Initial Dividend Period (inclusive) divided by 360.

In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. For avoidance of doubt, "payable quarterly in arrears" means that, with respect to any particular Dividend Period, dividends begin accruing on the first day of such Dividend Period and are payable on the first day of the next Dividend Period.

The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date"). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designation).

(c) Non-Cumulative. Dividends on shares of Designated Preferred Stock shall be non-cumulative. If the Board of Directors or any duly authorized committee of the Board of Directors does not declare a dividend on the Designated Preferred Stock in respect of any Dividend Period:

(i) the holders of Designated Preferred Stock shall have no right to receive any dividend for such Dividend Period, and the Issuer shall have no obligation to pay a dividend for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Designated Preferred Stock; and

(ii) the Issuer shall, within five (5) calendar days, deliver to the holders of the Designated Preferred Stock a written notice executed by the Chief Executive Officer and the Chief Financial Officer of the Issuer stating the Board of Directors' rationale for not declaring dividends.

(d) Priority of Dividends; Restrictions on Dividends.

(i) Subject to Sections 3(d)(ii), (iii) and (v) and any restrictions imposed by the Appropriate Federal Banking Agency or, if applicable, the Issuer's state bank supervisor (as defined in Section 3(r) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), so long as any share of Designated Preferred Stock remains outstanding, the Issuer may declare and pay dividends on the Common Stock, any other shares of Junior Stock, or Parity Stock, in each case only if (A) after giving effect to such dividend the Issuer's Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold, and (B) full dividends on all outstanding shares of Designated Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid.

(ii) If a dividend is not declared and paid in full on the Designated Preferred Stock in respect of any Dividend Period, then from the last day of such Dividend Period until the last day of the third (3rd) Dividend Period immediately following it, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock; *provided, however*, that in any such Dividend Period in which a dividend is declared and paid on the Designated Preferred Stock, dividends may be paid on Parity Stock to the extent necessary to avoid any material breach of a covenant by which the Issuer is bound.

(iii) When dividends have not been declared and paid in full for an aggregate of four (4) Dividend Periods or more, and during such time the Issuer was not subject to a regulatory determination that prohibits the declaration and payment of dividends, the Issuer shall, within five (5) calendar days of each missed payment, deliver

to the holders of the Designated Preferred Stock a certificate executed by at least a majority of the Board of Directors stating that the Board of Directors used its best efforts to declare and pay such dividends in a manner consistent with (A) safe and sound banking practices and (B) the directors' fiduciary obligations.

(iv) Subject to the foregoing and Section 3(e) below and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

(v) If the Issuer is not Publicly-Traded, then after the tenth (10th) anniversary of the Signing Date, so long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock.

(e) Special Lending Incentive Fee Related to CPP. If Treasury held Previously Acquired Preferred Shares immediately prior to the Original Issue Date and the Issuer did not apply to Treasury to redeem such Previously Acquired Preferred Shares prior to December 16, 2010, and if the Issuer's Supplemental Report with respect to the ninth (9th) Dividend Period reflects an amount of Qualified Small Business Lending that is less than or equal to the Baseline (or if the Issuer fails to timely file a Supplemental Report with respect to the ninth (9th) Dividend Period), then beginning on April 1, 2014 and on all Dividend Payment Dates thereafter ending on April 1, 2016, the Issuer shall pay to the Holders of Designated Preferred Stock, on each share of Designated Preferred Stock, but only out of assets legally available therefor, a fee equal to 0.5% of the Liquidation Amount per share of Designated Preferred Stock ("CPP Lending Incentive Fee"). All references in Section 3(d) to "dividends" on the Designated Preferred Stock shall be deemed to include the CPP Lending Incentive Fee.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends on each such share (such amounts collectively, the "Liquidation Preference").

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts

payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Is Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5. Redemption.

(a) Optional Redemption.

(i) Subject to the other provisions of this Section 5:

(1) The Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding; and

(2) If, after the Signing Date, there is a change in law that modifies the terms of Treasury's investment in the Designated Preferred Stock or the terms of Treasury's Small Business Lending Fund program in a materially adverse respect for the Issuer, the Issuer may, after consultation with the Appropriate Federal Banking Agency, redeem all of the shares of Designated Preferred Stock at the time outstanding.

(ii) The per-share redemption price for shares of Designated Preferred Stock shall be equal to the sum of:

(1) the Liquidation Amount per share,

(2) the per-share amount of any unpaid dividends for the then current Dividend Period at the Applicable Dividend Rate to, but excluding, the date fixed for redemption (regardless

of whether any dividends are actually declared for that Dividend Period; and

(3) the pro rata amount of CPP Lending Incentive Fees for the current Dividend Period.

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent. Any declared but unpaid dividends for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either *pro rata* or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable, but in any event the shares to be redeemed shall not be less than the Minimum Amount. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time, subject to the approval of the Appropriate Federal Banking Agency. If fewer than all the

shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the *pro rata* benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Issuer shall revert to authorized but unissued shares of Preferred Stock (*provided* that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Board Observation Rights. Whenever, at any time or times, dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date for an aggregate of five (5) Dividend Periods or more, whether or not consecutive, the Issuer shall invite a representative selected by the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors in connection with such meetings; *provided*, that the holders of the Designated Preferred Stock shall not be obligated to select such a representative, nor shall such representative, if selected, be obligated to attend any meeting to which he/she is invited. The rights of the holders of the Designated Preferred Stock set forth in this Section 7(b) shall terminate when full dividends have been timely paid on the Designated Preferred Stock for at least four consecutive Dividend Periods, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(c) Preferred Stock Directors. Whenever, at any time or times, (i) dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date for an aggregate of six (6) Dividend Periods or more, whether or not consecutive, and (ii) the aggregate liquidation preference of the then-outstanding shares of Designated Preferred Stock is greater than or equal to $25,000,000, the authorized number of directors of the Issuer shall automatically be increased by two and the holders of the Designated Preferred Stock, voting as a single class, shall have the right, but not the obligation, to elect two directors (hereinafter the "Preferred Directors" and each a "Preferred Director") to fill such newly created directorships at the Issuer's next annual meeting of stockholders (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than thirty days later, the President of the Company shall promptly call a special meeting for that purpose) and at each subsequent annual meeting of stockholders until full dividends have been timely paid on the Designated Preferred Stock for at least four consecutive Dividend Periods, at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; *provided* that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(d) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the written consent of (x) Treasury if Treasury holds any shares of Designated Preferred Stock, or (y) the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, if Treasury does not hold any shares of Designated Preferred Stock, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designation for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designation for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(d)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock;

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Subject to Section 7(d)(v) below, any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole; provided, that in all cases, the obligations of the Issuer are assumed (by operation of law or by express written assumption) by the resulting entity or its ultimate parent;

(iv) Certain Asset Sales. Any sale of all, substantially all, or any material portion of, the assets of the Company, if the Designated Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; and

(v) Holding Company Transactions. Any consummation of a Holding Company Transaction, unless as a result of the Holding Company Transaction each share of Designated Preferred Stock shall be converted into or exchanged for one share with an equal liquidation preference of preference securities of the Issuer or the Acquiror (the "Holding Company Preferred Stock"). Any such Holding Company Preferred Stock shall entitle holders thereof to dividends from the date of issuance of such Holding Company Preferred Stock on terms that are equivalent to the terms set forth herein, and shall have such other rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such conversion or exchange, taken as a whole;

provided, *however*, that for all purposes of this Section 7(d), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be

deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Restriction on Redemptions and Repurchases.

(a) Subject to Sections 8(b) and (c), so long as any share of Designated Preferred Stock remains outstanding, the Issuer may repurchase or redeem any shares of Capital Stock (as defined below), in each case only if (i) after giving effect to such dividend, repurchase or redemption, the Issuer's Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold and (ii) dividends on all outstanding shares of Designated Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date).

(b) If a dividend is not declared and paid on the Designated Preferred Stock in respect of any Dividend Period, then from the last day of such Dividend Period until the last day of the third (3rd) Dividend Period immediately following it, neither the Issuer nor any Issuer Subsidiary shall, redeem, purchase or acquire any shares of Common Stock, Junior Stock, Parity Stock or other capital stock or other equity securities of any kind of the Issuer or any Issuer Subsidiary, or any trust preferred securities issued by the Issuer or any Affiliate of the Issuer ("Capital Stock"), (other than (i) redemptions, purchases, repurchases or other acquisitions of the Designated Preferred Stock and (ii) repurchases of Junior Stock or Common Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset any Share Dilution Amount pursuant to a publicly announced repurchase plan) and consistent with past practice; *provided* that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (iii) the acquisition by the Issuer or any of the Issuer Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any other Issuer Subsidiary), including as trustees or custodians, (iv) the exchange or conversion of Junior Stock

for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (iv), solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock, (v) redemptions of securities held by the Issuer or any wholly-owned Issuer Subsidiary or (vi) redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any Issuer Subsidiary required pursuant to binding contractual agreements entered into prior to (x) if Treasury held Previously Acquired Preferred Shares immediately prior to the Original Issue Date, the original issue date of such Previously Acquired Preferred Shares, or (y) otherwise, the Signing Date).

(c) If the Issuer is not Publicly-Traded, then after the tenth (10th) anniversary of the Signing Date, so long as any share of Designated Preferred Stock remains outstanding, no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries.

Section 9. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 10. References to Line Items of Supplemental Reports. If Treasury modifies the form of Supplemental Report, pursuant to its rights under the Definitive Agreement, and any such modification includes a change to the caption or number of any line item on the Supplemental Report, then any reference herein to such line item shall thereafter be a reference to such re-captioned or re-numbered line item.

Section 11. Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 12. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 13. Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder's expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder's expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

FILING #0004433302 PG 22 OF 22 VOL B-01555
FILED 08/23/2011 11:00 AM PAGE 00469
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

Section 14. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

Secretary of the State of Connecticut

Denise W. Merrill

I, the Connecticut Secretary of the State, and keeper of the seal thereof, do hereby certify the annexed copy is a true copy of the record indicated below as filed in this office.

Certified Copy Details

Business Name	SALISBURY BANCORP, INC.
Filing Type	Amend Share
Number of Pages	3
Filing Date & Time	11/13/2014


SIGILLUM REIPUBLICÆ CONNECTICUTENSIS
QUI TRANSTULIT SUSTINET

In testimony whereof, I have hereunto set my hand and caused the Seal of the State of Connecticut to be affixed at the City of Hartford on June 09, 2022.

Denise W. Merrill
Secretary of the State

Certificate ID: CP-00026125
To verify this certificate, visit: https://service.ct.gov/business/s/verifycertificate
Or visit Business.CT.gov, all business services, certificate request, and verify certificate.

SECRETARY OF THE STATE OF CONNECTICUT

MAILING ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, P.O. BOX 150470, HARTFORD, CT 06115-0470
DELIVERY ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, 30 TRINITY STREET, HARTFORD, CT 06106
PHONE: 860-509-6003 WEBSITE: www.concord-sots.ct.gov

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

FILING #0005217327 PG 01 OF 03 VOL B-02001
FILED 11/13/2014 11:00 AM PAGE 01323
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

USE INK. COMPLETE ALL SECTIONS. PRINT OR TYPE. ATTAC

FILING PARTY *(CONFIRMATION WILL BE SENT TO THIS*

NAME: Jennifer DiBella, Esq.
ADDRESS: Cranmore, FitzGerald & Meaney
49 Wethersfield Avenue
CITY: Hartford
STATE: CT ZIP: 06114

MAKE CHECKS PAYABLE TO "SECRETARY OF THE STATE"

1. NAME OF CORPORATION:

Salisbury Bancorp, Inc.

2. THE CERTIFICATE OF INCORPORATION IS (CHECK A, B OR C):

☒ **A. AMENDED**

☐ **B. RESTATED**

☐ **C. AMENDED AND RESTATED**

THE RESTATED CERTIFICATE CONSOLIDATES ALL AMENDMENTS INTO A SINGLE DOCUMENT.

3. CHECK 3A OR 3B OR BOTH, AS APPROPRIATE.

☒ **3A. TEXT OF EACH AMENDMENT / RESTATEMENT:**

See attached amendment to the first paragraph of Article Third. The remainder of Article Third remains in full force and effect. Also attached is an amendment to Article Fifth.

FORM CAS-1-1.0
REV. 10/2014

☐ **3B. ELECTION OF BENEFIT CORPORATION STATUS.** (*MUST* check box 3B if electing Benefit Corporation Status.)

The corporation elects to be a Benefit Corporation. In addition to the stated purposes for which the corporation is formed, the corporation shall also have the purpose to create a general public benefit as defined in the Connecticut Benefit Corporation Act. [**NOTE:** If the Benefit Corporation adopts one or more specific public benefits in addition to the required general public benefit, then the corporation must set forth the specific public benefit(s) in Box 3A, "TEXT OF EACH AMENDMENT/RESTATEMENT", above. If so, then BOTH Box 3A AND Box 3B should be checked on the form.]

FILING #0005217327 PG 02 OF 03 VOL B-02001
FILED 11/13/2014 11:00 AM PAGE 01324
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

4. VOTE INFORMATION (SELECT A, B, C OR D):

☒ **A. THE AMENDMENT WAS APPROVED BY SHAREHOLDERS IN THE MANNER REQUIRED BY SECTIONS 33-600 TO 33-998 OF THE CONNECTICUT GENERAL STATUTES, AND BY THE CERTIFICATE OF INCORPORATION.**

☐ **B. THE AMENDMENT WAS APPROVED BY THE INCORPORATORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.**

☐ **C. THE AMENDMENT WAS APPROVED BY THE BOARD OF DIRECTORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.**

☐ **D. THE AMENDMENT WAS APPROVED BY A MINIMUM STATUS VOTE, AS REQUIRED BY THE CONNECTICUT BENEFIT CORPORATION ACT. SELECT D IF A MINIMUM STATUS VOTE RESULTED IN THE ELECTION OF BENEFIT CORPORATION STATUS.**

5. EXECUTION:

DATED THIS 30th **DAY OF** October **, 20**14

NAME OF SIGNATORY (print or type)	CAPACITY/TITLE OF SIGNATORY	SIGNATURE
Richard J. Cantele, Jr.	President and Chief Executive Officer	[signature]

FORM CAS-1-1.0
REV. 10/2014

FILING #0005217327 PG 03 OF 03 VOL B-02001
FILED 11/13/2014 11:00 AM PAGE 01325
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

The first paragraph of Article THIRD of the Certificate of Incorporation is amended to read as follows:

> THIRD: Capital Stock. The amount of the capital stock of the Corporation hereby authorized is five million (5,000,000) shares of Common Stock, par value $0.10 per share and twenty-five thousand (25,000) shares of Preferred Stock, par value $0.01 per share.

The remainder of Article THIRD remains in full force and effect.

Article FIFTH of the Certificate of Incorporation is amended to read as follows:

> FIFTH: Directors; Bylaws. All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time Bylaws of the Corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws made by the Board of Directors. Any shareholder action effecting an amendment or repeal of or an adoption of a provision inconsistent with the Corporation's Bylaws shall require (i) the affirmative vote of the holders of not less than sixty percent (60%) of the voting power of the issued and outstanding shares entitled to vote for the election of Directors, and (ii) if there is an Interested Shareholder (as defined in Article Sixth), the affirmative vote of not less than sixty percent (60%) of the voting power of the issued and outstanding shares entitled to vote for the election of Directors held by shareholders other than the Interested Shareholder.
>
> The business, property and affairs of the Corporation shall be managed by and under the direction of its Board of Directors. The number of directors shall be fixed from time to time by the Board of Directors pursuant to the Corporation's Bylaws.
>
> The Board of Directors shall be divided into three classes, as nearly equal in number as possible. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following their year of election. Each director shall hold office until his successor shall have been duly elected and qualified. The election of directors need not be by ballot unless the Bylaws so provide. No decrease in the number of directors shall shorten the term of any incumbent director. The terms, classifications, qualifications, and election of the Board of Directors, and the method of filling vacancies thereon shall be as provided herein and in the Bylaws.

Secretary of the State of Connecticut

Denise W. Merrill

I, the Connecticut Secretary of the State, and keeper of the seal thereof, do hereby certify the annexed copy is a true copy of the record indicated below as filed in this office.

Certified Copy Details

Business Name	SALISBURY BANCORP, INC.
Filing Type	Certificate of Amendment
Number of Pages	2
Filing Date & Time	05/23/2022 08:30 AM


SIGILLUM REIPUBLICÆ CONNECTICUTENSIS
QUI TRANSTULIT SUSTINET

In testimony whereof, I have hereunto set my hand and caused the Seal of the State of Connecticut to be affixed at the City of Hartford on June 09, 2022.

Denise W. Merrill
Secretary of the State

Certificate ID: CP-00026124
To verify this certificate, visit: https://service.ct.gov/business/s/verifycertificate
Or visit Business.CT.gov, all business services, certificate request, and verify certificate.

Secretary of the State of Connecticut

PHONE: 860-509-6003 • EMAIL: crd@ct.gov • WEB: www.concord-sots.ct.gov

OFFICE USE ONLY
(label)

2022 MAY 23 A 6:45

CERTIFICATE OF AMENDMENT
STOCK CORPORATION

• Use ink. • Print or type.
• Attach additional 8 1/2 x 11 sheets if necessary

FILING PARTY *(confirmation will be sent to this address):*

NAME: Jennifer L. DiBella, Esquire
ADDRESS: Updike, Kelly & Spellacy, P.C.
225 Asylum Street, Goodwin Square, 20th Floor
CITY: Hartford
STATE: CT ZIP: 06103

FILING FEE: $100.00
Make checks payable to "Secretary of the State"

WO#539221

1. NAME OF CORPORATION ***(required)*** *(must exactly match the name on record with our office, including the business designation, (e.g., Inc., Corp, Corporation, etc):*
SALISBURY BANCORP, INC.

2. STATEMENT OF AMENDMENT ***(required)*** *(check only one of the following statements, 2A, 2B, or 2C)*

THE CERTIFICATE OF INCORPORATION IS:

☑ **2A AMENDED ONLY.** *In section 3A below, provide the full text of any amendments to the corporation's certificate of incorporation, including any name changes.*

☐ **2B AMENDED AND RESTATED.** *In section 3A below, provide the full text of each amendment and attach a complete restatement of the corporation's certificate of incorporation, incorporating the amendments.*

☐ **2C RESTATED.** *Attach one document consolidating all previous amendments into the corporation's Certificate of Incorporation.*

3. CHECK THE BOX 3A, 3B ON THE NEXT PAGE, OR BOTH, AS APPLICABLE

☑ **3A. TEXT OF AMENDMENTS / SPECIFIC PUBLIC BENEFITS**
(if electing Benefit Corporation status in Section 3B on the next page, provide the text of the specific public benefits here, if any.)

The first paragraph of Article THIRD of the Certificate of Incorporation is amended and restated to read as follows:

THIRD: Capital Stock. The amount of the capital stock of the Corporation hereby authorized is ten million (10,000,000) shares of Common Stock, par value $0.10 per share and twenty-five thousand (25,000) shares of Preferred Stock, par value $0.01 per share.

☐ *check box if additional pages are attached*

OFFICE USE ONLY
(label)

☐ **3B. STATEMENT ELECTING BENEFIT CORPORATION STATUS**
*(**Must** check box 3B to elect benefit corporation status)*

The corporation elects to be a Benefit Corporation. In addition to the stated purposes for which the corporation is formed, the corporation shall also have the purpose to create a general public benefit as defined in the Connecticut Benefit Corporation Act.

NOTE: *If the Benefit Corporation adopts one or more specific public benefits in addition to the required general public benefit, check box 3A in addition to 3B, and set forth the specific public benefits in the space provided for in section 3A above.*

4. STATEMENT OF APPROVAL ***(required)*** *(must check the box for only **one** statement, 4A, 4B, 4C **or** 4D)*

☑ **4A THE AMENDMENT WAS APPROVED BY SHAREHOLDERS IN THE MANNER REQUIRED BY SECTIONS 33-600 TO 33-998 OF THE CONNECTICUT GENERAL STATUTES, AND BY THE CERTIFICATE OF INCORPORATION.**

☐ **4B THE AMENDMENT WAS APPROVED BY THE INCORPORATORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.**

☐ **4C THE AMENDMENT WAS APPROVED BY THE BOARD OF DIRECTORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.**

☐ **4D THE AMENDMENT WAS APPROVED BY A MINIMUM STATUS VOTE, AS REQUIRED BY THE CONNECTICUT BENEFIT CORPORATION ACT. SELECT D IF A MINIMUM STATUS VOTE RESULTED IN THE ELECTION OF BENEFIT CORPORATION STATUS.**

5. EXECUTION/SIGNATURE ***(required)*** *(subject to penalty of false statement)*

DATE *(mm/dd/yyyy)*: May / / 2022

NAME OF SIGNATORY *(print or type)*	CAPACITY/TITLE OF SIGNATORY *(print or type)*	SIGNATURE
Richard J. Cantele, Jr.	President & CEO	▶ [signature]